EXHIBIT  16.1

Jewett, Schwartz & Associates Certified Public Accountants

May 10, 2006

US Securities and Exchange Commission

Washington, DC  20549

Dear Sirs:

We have read and agreed with the statements regarding our firm in Changes in and Disagreements with Accountants regarding the change in accounting firms on September 27, 2005.

 We have no basis to agree or disagree with any matter reported therein.

Very truly yours,

Jewett, Schwartz & Associates

/s/ Jewett, Schwartz & Associates

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Jewett, Schwartz & Associates